As filed with the Securities and Exchange Commission on August 9, 2016

Registration No. 333-____________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SCICLONE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3116852
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification Number)

950 Tower Lane, Suite 900

Foster City, California 94404

(Address of principal executive offices) (Zip Code)

SCICLONE PHARMACEUTICALS, INc.

2016 EMPLOYEE STOCK PURCHASE Plan

(Full title of the Plans)

Wilson W. Cheung

Chief Financial Officer and Senior Vice President, Finance

SciClone Pharmaceuticals, Inc.

950 Tower Lane, Suite 900

Foster City, California 94404

(Name and address of agent for service)

(650) 358-3456

(Telephone number, including area code, of agent for service)

Large accelerated filer☐	Accelerated filer☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.001 par value per share	2,400,000(3)	$10.74	$25,776,000	$2,596

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional securities that may be necessary to adjust the number of shares reserved for issuance pursuant to the Registrant’s 2016 Employee Stock Purchase Plan (the “2016 Plan”) by reason of any stock split, stock dividend or similar adjustment effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding shares of the Registrant’s Common Stock.

(2)

Estimated solely for the purposes of this offering under Rule 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices per share of the Registrant’s Common Stock as reported on the NASDAQ Global Select Market on August 3, 2016.

(3)	Represents 2,400,000 shares of the Registrant’s Common Stock to be issued under the 2016 Plan.

EXPLANATORY NOTE

This Registration Statement is hereby registering 2,400,000 shares of common stock, par value $0.001 per share (“Common Stock”), of SciClone Pharmaceuticals, Inc. that may be issued and sold under the 2016 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.Plan Information

Not required to be filed with this Registration Statement.

Item 2.Registrant Information and Employee Plan Annual Information

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission:

(1)

The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the Securities and Exchange Commission on March 11, 2016 (the “Annual Report”), pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(2)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report.
(3)

The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on September 18, 2003 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

(4)

The description of the Registrant’s preferred stock purchase rights contained in the Registrant’s registration statement on Form 8-A filed on December 22, 2006 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Securities and Exchange Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.Description of Securities

Not applicable.

Item 5.Interests of Named Experts and Counsel

Not applicable.

Item 6.Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law, as amended (“DGCL”), allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, employees and agents of a corporation. The Registrant’s Certificate of Incorporation and Bylaws, as amended to date, provide that the Registrant shall indemnify its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, including in circumstances in which indemnification is otherwise discretionary under such law. In addition, with the approval of the Board of Directors and the stockholders, the Registrant has entered into separate indemnification agreements with its directors, officers and certain employees which require the Registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature) and to obtain directors’ and officers’ insurance, if available on reasonable terms.

The indemnification provisions in the Registrant's restated Certificate of Incorporation, Bylaws and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant's directors and executive officers for liabilities arising under the Securities Act.

Item 7.Exemption From Registration Claimed

Not applicable.

Item 8.Exhibits

Exhibit	Description
4.1

Amended and Restated Certificate of Incorporation of the Registrant is incorporated by reference to Exhibit 3(i).1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 28, 2003.

4.2

Certificate of Amendment to the Amended and Restated Certificate of the Registrant is incorporated by reference to Exhibit 3(i).1(2) to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 6, 2011.

4.3

Certificate of Designation, Preferences and Rights of the Terms of the Series D Preferred Stock as filed by the Registrant with the Secretary of State of the State of Delaware as of December 6, 2006 is incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities Exchange Commission on December 28, 2006.

4.4

Amended and Restated Bylaws of the Registrant are incorporated by reference to Exhibit 3(ii) to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 16, 2014.

4.5

Rights Agreement, effective as of December 19, 2006, between the Registrant and Mellon Investor Services LLC, as rights agent (including as Exhibit A the form of Certificate of Designation, Preferences and Rights of the Services D Preferred Stock, as Exhibit B the form of Right Certificate, and as Exhibit C the Summary of Terms of Rights Agreement) is incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 22, 2006.

5	Opinion and consent of DLA Piper LLP (US).
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of DLA Piper LLP (US) is contained in Exhibit 5.
24	Power of Attorney. (Included in signature pages to this Registration Statement.)
99.1	2016 Employee Stock Purchase Plan is incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 15, 2016.

Item 9.Undertakings

(a)The undersigned Registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, That: Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in this Registration Statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California on this 9th day of August 2016.

SciClone Pharmaceuticals, Inc.

By:	/s/ Wilson W. Cheung
Wilson W. Cheung
Chief Financial Officer and Senior Vice President, Finance

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

Each person whose signature appears below constitutes and appoints Friedhelm A. Blobel, Ph.D. and Wilson W. Cheung, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of SciClone Pharmaceuticals, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Friedhelm Blobel Friedhelm Blobel, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	August 9, 2016

/s/ Wilson W. Cheung Wilson W. Cheung	Chief Financial Officer and Senior Vice President, Finance (Principal Financial and Accounting Officer)	August 9, 2016

/s/ Nancy T. Chang Nancy T. Chang, Ph.D.	Director	August 9, 2016

/s/ Richard J. Hawkins Richard J. Hawkins	Director	August 9, 2016

/s/ Gregg A. Lapointe Gregg A. Lapointe	Director	August 9, 2016

/s/ Simon Li Simon Li	Director	August 9, 2016

/s/ Jon S. Saxe Jon S. Saxe	Chairman of the Board and Director	August 9, 2016

INDEX TO EXHIBITS

Exhibit	Description
4.1

Amended and Restated Certificate of Incorporation of the Registrant is incorporated by reference to Exhibit 3(i).1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 28, 2003.

4.2

Certificate of Amendment to the Amended and Restated Certificate of the Registrant is incorporated by reference to Exhibit 3(i).1(2) to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 6, 2011.

4.3

Certificate of Designation, Preferences and Rights of the Terms of the Series D Preferred Stock as filed by the Registrant with the Secretary of State of the State of Delaware as of December 6, 2006 is incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities Exchange Commission on December 28, 2006.

4.4

Amended and Restated Bylaws of the Registrant are incorporated by reference to Exhibit 3(ii) to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 16, 2014.

4.5

Rights Agreement, effective as of December 19, 2006, between the Registrant and Mellon Investor Services LLC, as rights agent (including as Exhibit A the form of Certificate of Designation, Preferences and Rights of the Services D Preferred Stock, as Exhibit B the form of Right Certificate, and as Exhibit C the Summary of Terms of Rights Agreement) is incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 22, 2006.

5	Opinion and consent of DLA Piper LLP (US).
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of DLA Piper LLP (US) is contained in Exhibit 5.
24	Power of Attorney. (Included in signature pages to this Registration Statement.)
99.1	2016 Employee Stock Purchase Plan is incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 15, 2016.